UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A/PRE
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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SUMmedia.com, Inc.
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(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUMmedia.com, Inc.
Suite 210 - 744 West Hastings Street
Vancouver, British Columbia CANADA
-----------------------------
November 5, 2001

Dear Fellow Shareholder:

This year's Annual Meeting of Shareholders of SUMmedia.com Inc., a Colorado corporation (the "Company"), will be held at the offices of Richard Byron Peddie, P.C., 2503 Walnut Street - Third Floor, Boulder, Colorado 80302, on December 28, 2001, at 10:30 a.m., local (Mountain Standard) time. You are cordially invited to attend.  The matters to be considered at the meeting are described in the attached Proxy Statement and Notice of Annual Meeting of Shareholders.  In summary, these matters include:  stockholder approval of an increase in the total authorized shares of common stock that the Company may issue (increase to 500,000,000); stockholder approval a debt settlement agreement and the consequent issuance of 275,008,796 shares of the common stock of the Company to existing stockholder e-KONG Group Ltd ("e-Kong") or its nominee in exchange for total liquidation of all outstanding debts owed to e-Kong as of June 22, 2001 (approximately $2,750,087.USD); and cancellation of the Company's 1999 Stock Option Plan.  Routine matters to be covered include the election of directors and appointment of the Company's independent auditors.

The Company's Board of Directors recommends that you vote: FOR the election of management's two nominees to serve as Class III Directors of the Company; FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; FOR the increase in the total authorized common stock of the Company to a total of 500,000,000; FOR approval of the issuance of 275,008,796 shares of the Company's common stock to stockholder e-Kong or its nominee in exchange for payment in full of all debts owed to e-Kong as of June 22, 2001; and FOR the cancellation of the Company's 1999 Stock Option Plan.

To be certain that your shares are voted at the Annual Meeting, whether or not you plan to attend in person, you should sign, date and return the enclosed proxy as soon as possible.  Your vote is important.  We hope you will be able to join us.

Sincerely,

Grant M. Petersen
/s/
Grant M. Petersen
CEO and Chairman of the Board

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 28, 2001
-----------------------------

 TO THE SHAREHOLDERS OF SUMMEDIA.COM INC.:

Notice is hereby given that the Annual Meeting of Shareholders of SUMmedia.com, Inc., a Colorado corporation (the "Company"), will be held at 10:30 a.m., local time (Mountain Standard Time), on December 28, 2001, at the offices of Richard Byron Peddie, P.C., 2503 Walnut Street - Third Floor, Boulder, Colorado 80302, for the following purposes:

1. To elect Class III Directors to hold office for a one-year term expiring at the next Annual Meeting of Shareholders or until the election and qualification of their respective successors;
2. The ratification of the selection of PriceWaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001;
3. To ratify the cancellation of the Company's 1999 Stock Option Plan;
4. To increase the authorized capital of the Company to 500,000,000 common shares;
5. To approve the debt settlement agreement dated June 22, 2001 ("Debt Settlement") with creditor e-KONG Group Ltd. ("e-Kong") and the consequent issuance of an additional 275,008,796 common shares to e-Kong or its nominee in full satisfaction of all debts owed by the Company to e-Kong as of June 22, 2001;
6. To transact such other business as may properly come before the meeting.  At this time, the Board of Directors is not aware of any other business to come before the meeting.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned.

The Board of Directors has fixed the close of business on November 13, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. Only shareholders of record as of the close of business on such date are entitled to notice of and to vote at the meeting. Our stock transfer books will remain open.

There is printed on the following pages a Proxy Statement to which your attention is invited. Please read it carefully. You are requested to fill in and sign the enclosed form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy.

                                              By Order of the Board of Directors

                                               L. Evan Baergen
                                               /s/______________
                                                L. Evan Baergen
                                                Chief Financial Officer and Secretary

Vancouver, British Columbia
November 5, 2001

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID, ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

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SUMmedia.com, Inc.
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PROXY STATEMENT
---------------
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 28, 2001

INTRODUCTORY STATEMENT
----------------------

 This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SUMmedia.com Inc., a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on December 28, 2001 at 10:30 a.m., local time (Mountain Standard Time), at the offices of Richard Byron Peddie, P.C., 2503 Walnut Street - Third Floor, Boulder, Colorado 80302, and at any adjournment thereof.  References in this document to "us,"  "we," or "the Company" refer to SUMmedia.com, Inc., and its subsidiaries.

A shareholder submitting the enclosed proxy may revoke it at any time before his or her vote is cast at the Annual Meeting by delivery to the Secretary of the Company of a written notice of termination of the proxy's authority or of a duly executed proxy or ballot bearing a later date.  Shares entitled to vote and represented by properly completed proxies received prior to the Annual Meeting and not revoked will be voted in the manner directed by the shareholder granting such proxy.  If no direction is made in any proxy received, the shares represented by the proxy will be voted as recommended by the Board of Directors for all matters.  This Proxy Statement is being transmitted or delivered to holders of the Company's Common Stock ("Common Stock") beginning on or before November 16, 2001, together with the Company's 2000 Annual Report to Shareholders in the form of the Company's latest form 10-KSB filed with the Securities and Exchange Commission.

Only shareholders of record at the close of business on November 13, 2001 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof.  As of such date, there were 42,233,051 shares of Common Stock outstanding.  Each share is entitled to one vote.  Cumulative voting is not permitted.  Shares voted as abstentions on any matter (or a "withhold vote for" as to a Director or the ratification of the Company's independent accountants) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting and as not voted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained.  If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.  The Company's bylaws provide that the holders of not less than a majority of the shares entitled to vote at any meeting of shareholders, present in person or represented by proxy, shall constitute a quorum.

All expenses in connection with the solicitation of proxies will be paid by the Company.  The Company has not yet incurred any expenses related to this Proxy Statement, and any such expenses are expected to be minimal.  In addition to solicitation by mail, officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone calls or facsimile transmissions.

Inquiries regarding this Annual Meeting and requests for copies of documents may be directed to:  SUMmedia.com, Inc., c/o Richard Byron Peddie, P.C., 2503 Walnut Street - Third Floor, Boulder, Colorado 80302; Tel.:  303.444.5447.

ACTIONS TO BE CONSIDERED AT THE ANNUAL MEETING

I. ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of its Board of Directors, which is currently comprised of three members.  At the Company's previous Annual General Meeting held July 17, 2000, the Board of Directors was divided into three classes, and the members of each class were initially elected to serve one, two and three-year terms, respectively, with the terms of office of each class ending in successive years.  The term of each current Director expires at the Annual Meeting.

Only Class III Directors will be elected at the upcoming Annual Meeting, each to hold office until the expiration of his term, or until his successor is elected and qualified, or until his earlier death, resignation or retirement.  Eamon P.M. Egan and Lawton W. Bloom are nominees as Class III Directors. Eamon P.M. Egan is an incumbent director whose current term expires at the 2001 Annual Meeting. The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Eamon P.M. Egan and Lawton W. Bloom as Class III Directors.

The Board of Directors recommends a vote FOR the election of Eamon P.M. Egan and Lawton W. Bloom as Class III Directors.

The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required for the election of Eamon P.M. Egan and Lawton W. Bloom as Class III Directors.

Information regarding the Directors of the Company is set forth below:

Name                                        Age                                    Expiration of Term
Eamon P.M. Egan (1)                 41                                             2001
Grant Petersen (1) (2)                 45                                             2001
Johnson Chan (1) (2)                  34                                             2001

(1) Member of the Audit Committee of the Board of Directors.
(2) Messrs. Petersen and Chan have not been nominated to continue serving as directors after expiration of their current terms.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2001

EAMON P.M. EGAN
DIRECTOR

Mr. Egan, is a corporate solicitor and member of the Law Societies of Hong Kong, England, Wales and British Columbia. He has served as a Director and General Manager of SUMmedia.com.hk Limited from December, 1999, and serves as the director of Business Development of the e-KONG Group Limited in Hong Kong. He was appointed a Director of SUMmedia.com on April 11, 2001 to fill a vacancy on the Board.

GRANT PETERSEN
DIRECTOR, CHAIRMAN OF THE BOARD AND CEO

Prior to his involvement with SUMmedia, Mr. Petersen was a leasing manager for Ford Motor Co. and in that role was Canada's sales leader for 4 consecutive years.  During those years he concurrently co-owned and managed Vancouver Big League Sports, a chain of 6 sports stores.

In addition, Mr. Petersen has extensive experience in logistics and distribution through his ownership of the shipping company, Pacemaker Freight Inc.

JOHNSON CHAN
DIRECTOR

Mr. Chan has been a Director of SUMmedia.com since November 1999.  Based in Hong Kong, Mr. Chan is the chairman of GlobalNet Communications, a multinational information technology group that has offices in Asia and North America. Mr. Chan has a strong background in the Internet and wireless communications and was the founder of one of the first Internet Service Providers in Hong Kong, SUNDAY Communications Ltd. (NASDAQ: SDAY), a Hong Kong-based wireless communications and internet services company with approximately 300,000 subscribers. In addition to his responsibilities at GlobalNet, Mr. Chan is a Director of SUNDAY.  Educated in North America, Mr. Chan received a Bachelors degree in Accounting from York University.

DIRECTORS NOMINATED FOR ELECTION AT ANNUAL GENERAL MEETING

EAMON P.M. EGAN
DIRECTOR

As noted above

LAWTON W. BLOOM
DIRECTOR

Mr. Bloom has extensive experience in operations management, business development, and strategic planning.  He currently serves as Vice President of Strategy, North America, for e-Kong Group Limited.  Prior to joining e-Kong, Mr. Bloom was a consultant with Argus Management Corporation.

II. RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has appointed PriceWaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2001.  PriceWaterhouseCoopers has no relationship with the Company other than that arising from its engagement as independent accountants.  The Company does not expect that representatives of PriceWaterhouseCoopers will be present at the Annual Meeting.

PriceWaterhouseCoopers served as the Company's independent accountants during fiscal year 2000.  The following information sets forth fees incurred for services rendered by PriceWaterhouseCoopers during FY 2000:

Audit Fees

The aggregate fees billed by PriceWaterhouseCoopers for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and for reviews of the financial statements included in the Company's quarterly filings were $136,000.00.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by PriceWaterhouseCoopers for implementation of Financial Information Systems Design and Implementation, as that term is defined in 17 CFR 210.2-01(c)(4)(ii), in fiscal year 2000, were $0.00.

All Other Fees

The amount of all other fees billed by PriceWaterhouseCoopers during fiscal year 2000 was $0.00.

The audit committee of the Board of Directors has considered its relationship with PriceWaterhouseCoopers and finds that this relationship remains compatible with maintaining the independence of PriceWaterhouseCoopers as the Company's independent auditor.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers as the Company's independent accountants for the year ending December 31, 2001.  The affirmative vote of a majority of the outstanding shares of Common Stock represented at the Annual Meeting is required to ratify the appointment.

III. APPROVAL OF THE TERMINATION OF 1999 STOCK OPTION PLAN

At the Company's 2000 Annual General Meeting, the shareholders approved the adoption of the 1999 Stock Option Plan (the "1999 Stock Option Plan").  The Compensation Committee of the Board was empowered at any time and from time to time to amend or terminate the 1999 Stock Option Plan, but may not, without the approval at a stockholders' meeting or representing a majority of the voting power present at a stockholders' meeting and entitled to vote thereon, or by unanimous consent of the stockholders, amend the 1999 Stock Option Plan in a manner that would (i) cause Rule 16(b)-3 to become unavailable with respect to the 1999 Stock Option Plan; (ii) violate the rules or regulations of the Nasdaq market, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or (iii) cause the Company to be unable, under the Internal Revenue Code of 1986, as amended, to grant incentive stock options under the 1999 Stock Option Plan.  No amendment or termination of the 1999 Stock Option Plan by the Compensation Committee may alter or impair any of the rights under any option previously granted under the 1999 Stock Option Plan without the holder's written consent. The plenary Board of Directors, acting as the Compensation Committee, has voted to terminate the 1999 Stock Option Plan and ratification of such termination will be sought at the Annual Meeting.

The Board of Directors recommends a vote FOR the ratification of the termination of the 1999 Stock Option Plan.  The affirmative vote of a majority of the outstanding shares of Common Stock represented at the Annual Meeting is required to ratify the termination.  The termination of the 1999 Stock Option Plan will not however alter or impair any of the rights under any option previously granted under the 1999 Stock Option Plan without the holder's written consent.

IV. RECAPITALIZATION

We propose to amend our Articles of Incorporation to increase the authorized common stock of the Company to 500,000,000 shares.

Our present Articles of Incorporation provide for both the issuance of Common and Preferred Shares with par values assigned. At present, we may issue up to 65,500,000 Common Shares of $0.01 par value and up to 1,000,000 Preferred Shares of $.001 par value. The specific classes and preferences of the Preferred Shares are left to our board of directors to determine at such time as those Preferred Shares may be issued. This Amendment will have the effect of increasing the number of authorized Common Shares to a total of 500,000,000 Common Shares.  Preferred Shares will be unaffected.

The main reason we are asking for this change in capitalization is so that the Company can issue additional shares to stockholder e-Kong Group Ltd. ("e-Kong") or its nominee in full satisfaction of all Company debts owed to this stockholder as at June 22, 2001.  As of June 22, 2001, the Company owed $2,750,087.96 to e-Kong and plans to issue 275,008,796 shares of its Common Stock in full satisfaction of this debt.

None of our outstanding Common Shares will be affected by this recapitalization. All shareholders will own the same number of shares after this change as they did before, although the total number held by e-Kong and its affiliates will increase once the Company issues additional shares in settlement of the above-described debt.

The specific amendment to the Company's articles of incorporation affects Article III, Section 3.1.  The amendment will cause Article III, Section 3.1 to read, in its entirety, as follows:

 "ARTICLE III
 Capital Structure
  3.1 Aggregate Shares, Classes and Series.  The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is five hundred million (500,000,000) shares of stock designated "Common Stock", par value $0.01, and one-million (1,000,000) shares of stock designated "Preferred Stock", par value $0.01.
  All shares of any one series shall be alike in every particular.  In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and as to Preferred Stock, fix the preferences, rights and restrictions thereof.  Shares of Common Stock shall, in any case, have unlimited voting rights and unfettered rights to receive the net assets of the Corporation upon dissolution, regardless of series designations, which rights may nonetheless be shared with other classes of stock.  All series of Preferred Stock shall be alike except that there may be variations, as determined by the Board of Directors, as to:  (1), right of dividend; (2), terms, conditions, and price of redemption; (3), amounts payable upon either voluntary and/or involuntary liquidation; (4), sinking fund provisions, if any, for the call or redemption of the shares; (5), terms and conditions of conversion, if any; and (6), voting rights consistent with Colorado law.  Before issuing any shares of a class or series, the preferences, limitations and relative rights of which are determined by the Board of Directors, the Corporation shall deliver to the Colorado Secretary of State appropriate Articles of Amendment, as required by law."
This resolution requires the affirmative vote of a majority of our issued and outstanding shares. The Board of Directors recommends that shareholders vote FOR the resolution.

V.  APPROVAL OF DEBT SETTLEMENT AGREEMENT AND ISSUANCE OF SHARES THEREUNDER

On June 22, 2001, the Company entered into a debt settlement agreement ("Debt Settlement") with stockholder e-KONG Ltd. ("e-Kong").  The purpose of this agreement was to fully extinguish all debts owed by the Company to e-Kong as of June 22, 2001 by converting the total debt as of that date (US $2,750,087.96) to equity.  The Debt Settlement Agreement is attached as Exhibit A.  Under the Debt Settlement the Company would be obligated to issue 275,008,796 shares of the Common Stock of the Company.  The stockholders should bear in mind that issuance of these shares will only be possible if the stockholders also approve the increase in the number of the Company's authorized shares, as described above.

The Board of Directors recommends a vote FOR the ratification of the Debt Settlement.  The Company's current and continued existence is at this time wholly dependent upon loans from its stockholders, which have principally come from e-Kong.  In the opinion of management, it is to the Company's advantage to convert this debt to equity.  Stockholders should note, however, that if these shares are issued, e-Kong will then, together with those other shareholders controlled by it (Clayhill Limited and eKONG Services Limited), have an absolute majority of the voting control of the Company.  The affirmative vote of a majority of the outstanding shares of Common Stock represented at the Annual Meeting is required to approve the Debt Settlement.

VI. MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

During the fiscal year ended December 31, 2000, the Board of Directors held 12 meetings, of which 8 were held by written unanimous consent resolutions in lieu of meetings. Johnson Chan attended fewer than 75% of the meetings held during the fiscal year.

As of May 2001, the Company had a standing Audit Committee, which had the current membership as indicated in the director table in Election of Directors Section, Section I, above.   The Board of Directors has no standing nominating committee.

The Audit Committee is intended to aid management in the establishment and supervision of the Company's financial controls, to evaluate the scope of the annual audit, to review audit results, to consult with management and the Company's independent accountants prior to the presentation of financial statements to shareholders, to initiate, as appropriate, inquiries into aspects of the Company's financial affairs and to perform such other functions as the Board of Directors may direct.

The Audit Committee had an opportunity to review and discuss the audited financial statements with management, to discuss with the independent accountants the matters required to be discussed by SAS 61 (as modified or supplemented), and to discuss with the independent accountants the independent accountants' independence based on the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (as modified or supplemented).  Similarly, the Audit Committee had an opportunity to recommend to the Board of Directors inclusion of the audited financial statements to December 31, 2000 in the Company's Annual Report on Form 10-KSB.  The Board of Directors has not adopted a written charter for the Audit Committee.

The Company does not presently have a Compensation or Executive Committee.

VII. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5 with the SEC.  Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on a review of the copies of such forms furnished to the Company, each of Company's directors, officers and beneficial owners of more than 10% of the Common Stock have filed all forms required by Section 16 of the Exchange Act in fiscal 2000, and subsequently, with the following exceptions:

1. Grant Petersen filed Form 5 to indicate one acquisition that was inadvertently omitted from timely reporting on Form 4.
2. Forms 3 have not been filed by Johnson Chan, Clayhill Limited, or Jade West Investment Limited.

VIII. EXECUTIVE OFFICERS

Name and Position	Age	Held Position Since
Grant Petersen, Chairman of the Board and CEO	45	1999
John Veltheer, former President	36	1999
Andre Dragon, former Chief Operating Officer	40	1999
David Noble, former Chief Information Officer	39	1999

IX. EXECUTIVE COMPENSATION

During the year ended December 31, 1998, no executive officer of SUMmedia received a salary.  The following table sets forth information concerning executive compensation earned in the years ended December 31, 2000, December 31, 1999 and December 31, 1998.  The information in the following table includes salaries, bonuses, stock options granted and other miscellaneous compensation.

	Annual Compensation		Long Term Compensation
			Securities
Name and Principal			Underlying
Position	Year	Salary	Options
Patrick Brooks, President	1999	--	--
to June 1999	1998	--	--

Julia A. Petersen, President	1999	--	--
June 1999 to August 1999

Grant M. Petersen	2000	214,260(2)	280,000
Chairman and Chief Executive	1999	133,458(1)	280,000
Officer from August 1999, Acting President from July 2000 to September 2000

John Veltheer, President	2000	165,884	--
from August 1999 to July 2000	1999	82,061	200,000

David Noble, Chief Information	2000	113,340	260,000
Officer from November 1999	1999	8,747	100,000

Andre Dragon, Chief Operating	2000	105,530	--
Officer from August 1999 to November 2000	1999	42,928	150,000

Mr. Brooks did not receive any compensation in 1998 or 1999 as the Company was inactive and Mr. Brooks did not actively conduct any day-to-day operations. The fair value of his services is considered to be zero.

Mrs. Petersen did not receive any compensation in 1999 as the Company was inactive until the share exchange with SUM Media Corp. and Mrs. Petersen had no active day-to-day duties. Subsequent to the share exchange, Mrs. Petersen ceased to be an officer of the Company. The fair value of her services is considered to be zero.

(1) Mr. Petersen's salary was paid to 505362 B.C. Ltd., a company wholly owned by Mr. Petersen and his spouse, Julia A. Petersen.
(2) Of the amount paid to Mr. Petersen, approximately $10,000 was paid as consulting fees.

X. OPTION GRANTS IN 2000

The following table summarizes individual grants of stock options made during the 2000 fiscal year to each of the Named Executive Officers:

Option Grants in 2000 Fiscal Year

Name	Number of Securities underlying Options Granted (#)	Percent of total options granted to employees in fiscal year	Exercise or base price ($/sh)	Expiration date

Grant Petersen	280,000	12.38%	$0.29	2010
John Veltheer	--	--	--	--
David Noble	10,000	0.44%	$0.01	2010
David Noble	250,000	11.05%	$0.26	2010
André Dragon	--	--	--	--

Option Exercises in 2000 and Fiscal Year-End Option Value

The following table summarizes, on an aggregate basis, each exercise of stock options during the 2000 fiscal year by each of the Named Executive Officers and the 2000 fiscal year-end value of their unexercised options.

Agreggated Option Exercises in 2000 Fiscal Year

Name	Share Acquired on Exercise (#)	Value Realized ($)	Number of securities underlying unexercised options at fiscal year end (#)		Value of unexercised in-the-money options at fiscal year end ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Grant Petersen	--	--	187,600	92,400	98,021	48,279
John Veltheer	--	--	128,000	72,000	--	--
David Noble	--	--	77,000	33,000	45,017	18,233
André Dragon	--	--	100,500	49,500	--	--

XI. COMPENSATION OF DIRECTORS

Directors of the Company have not historically received cash compensation for their services as Directors or members of committees of the Board of Directors, but are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors.

XII. EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

SUMmedia caused its Canadian subsidiary, SUMmedia Corp., to enter into a Settlement Agreement dated July 13, 2000, with John Veltheer, former President and Director.  The compensation to be paid to Mr. Veltheer under this Agreement is $125,417, representing salary, benefits and outstanding vacation pay. Also, Mr. Veltheer was granted a continuance of his stock option in the amount of 200,000 shares.  This stock option was issued under the 1999 Stock Option Plan.  Under the terms of the settlement, Mr. Veltheer may exercise his option within six months of registration of the Company's filing of a registration statement for the securities involved.  The exercise price under the option is $3.125 per share.  The stock is currently trading at approximately $0.05 per share.

XIII. BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information with respect to beneficial ownership of Common Stock as of November 13, 2001, for:

- each person or entity known by the Company to beneficially own more than 5% of its outstanding Common Stock;
- each of its directors and named executive officers; and
- all of the Company's directors and Named Executive Officers as a group.

Unless otherwise indicated by footnote, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by him or her.

Name and Address of Beneficial Owner or Name of Officer or Director	Amount of Beneficial Ownership	Percent of Class(1)
Grant M. Petersen(2)	5,221,293	12.36%
Johnson Chan (3)	100,,000	*
Eamon P.M. Egan (4)	Nil	Nil
John Veltheer (5)	315,000	*
David Noble (6)	Nil	Nil
André Dragon (7)	1,000	*
All Directors and Named Executive Officers as a group (6 persons)	5,637,293	13.35%
Dennis Molloy (8)	4,384,793	10.38%
e-KONG Services Limited (9)	1,008,000	2.39%
Clayhill Limited (10)	16,000,000	37.89%
Jade West Investment Limited (10)	4,000,000	9.47%
* Less than one percent.

    (1)    Percentage of beneficial ownership is based on 42,233,051 shares of Common Stock issued and outstanding as of November 13, 2001.
    (2)    Includes stock options for 760,000 shares currently exercisable or exercisable within 60 days. Includes 2,743,355 shares held by nominees for Mr. Petersen as to which shares
            Mr. Petersen possesses sole voting and investment powers. None of such nominee relationships were initially embodied in formal written agreements. Mr. Petersen subsequently obtained stock powers covering 786,439 shares formerly owned of record by certain of the nominees.
    (3)    Mr. Chan's address is Suite 1276, 1 Trademart Drive, Kowloon Bay, Hong Kong. Includes stock options for 100,000 shares currently exercisable or exercisable within 60 days.
    (4)    Mr. Egan's address is Suite 13 D, 76 Jaffe Road, Wanchai, Hong Kong.
    (5)    Former President of the Company - Information obtained from last available Statement of Beneficial Ownership of Securities. Includes stock options for 200,000 shares currently exercisable or exercisable within 60 days.
    (6)    Former Chief Information Officer - Information obtained from last available Statement of Beneficial Ownership of Securities.
    (7)    Former Chief Operating Officer - Information obtained from last available Statement of Beneficial Ownership of Securities.
    (8)    Mr. Molloy's address is 24446 - 80th Avenue, Langley, British Columbia, Canada. Includes 2,743,355 shares held by nominees for Mr. Molloy as to which Mr. Molloy possesses sole voting and investment powers. None of such nominee relationships were initially embodied in formal written agreements. Mr. Molloy subsequently obtained stock powers covering 786,439 shares formerly owned of record by certain of the nominees.
    (9)    e-Kong Services Limited's address is Suite #201 - 21/F K. Wah Centre, 191 Java Rd. North Point, Hong Kong.  e-Kong Services Limited is a subsidiary of e-Kong Group Limited.
   (10)   Clayhill Limited's address is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, B.V.I.  Clayhill is a subsidiary of e-Kong Group Limited.
   (11)  Jade West Investment Limited's address is P.O. Box 146, Road Town, Tortola, B.V.I.

XIV. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SUMmedia issued 16 million shares in December 2000 to Clayhill Limited, a company affiliated with and controlled by the e-Kong Group of companies (e-Kong).  Together with other direct and indirect holdings, e-Kong holds a controlling interest in SUMmedia.

The Company borrowed the following amounts from certain shareholders during fiscal year 2000.  Also shown are amounts borrowed in fiscal year 1999, and the to-date loans this year, 2001:

	September 30, 2001		December 31, 2000	December 31, 1999
Due to e-Kong Services Limited	$ 2,778,893	(a)	$ 1 ,064,274	$ -
Due to Dennis Molloy and Grant Petersen	277,097	(b)	250,565	-
Due to Grant Petersen	86,867	(c)	74,304	397
Due to Dennis Molloy	36,703	(c)	28,986	28,986
Due to Philip Kunsberg	39,370	(d)	35,988	6,039
	$ 3,218,930		$ 1,454,117	$ 1,454,117

All amounts due to related parties are without stated terms of repayment, are unsecured and are repayable on demand, except as noted below.

(a) Interest accrues monthly at the annual rate of prime + 2% (effective rate = 11.64%) as determined by The Hongkong and Shaghai Banking Corporation.
(b) Interest accrues monthly at the annual rate of 15%. SUMmedia has signed an agreement, guaranteeing repayment of this loan made to these two shareholders in the event that these shareholders do not repay the loan.  The loan is due and payable on April 30, 2001 and was made to the stockholders involved so that they could in turn lend funds to the Company.
(c) Interest accrues monthly at an annual rate of 10%.
(d) Interest accrues monthly at an annual rate of 15%.

The Company paid $10,305 for management consulting and related services to a significant shareholder (1999 - $133,458 was paid to a Company controlled by the same shareholder).  This amount has been included in general and administrative expenses.

Effective June 13, 2001, a settlement agreement was reached for a claim filed by DDB Worldwide Communications Group Inc. ("DDB") against SUM Media Corp and the Company for outstanding amounts owed to DDB of approximately $2,666,906.  In July 2001, $50,000 was paid to DDB as agreed to in the settlement agreement, resulting in a gain recognized of $2,616,906.

In January 2001, a claim was filed against the Company for unpaid invoices totaling $51,688 for printing services.  The claimant has taken no further action against the Company.

Two former employees have filed claims against the Company's U.S. subsidiary, SUMmedia America Inc. for $15,000 each, relating to the termination of their employment.

A former employee has filed a claim against the Company for unreimbursed expenses arising from the Company's subsidiary, SUMmedia.com Asia Limited, for approximately $4,000.  This amount has been paid into the court and the Company is seeking a settlement with the former employee.

XV. PROPOSALS OF STOCKHOLDERS

Proposals which stockholders wish to be considered for inclusion in the Proxy Statement and proxy card for the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company by January 15, 2002 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

XVI. 2000 ANNUAL REPORT TO STOCKHOLDERS

Included with this Proxy Statement is the Company's 2000 Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.  The Company will provide, without charge, an additional copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, as required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, upon written request to Eamon P.M. Egan, Director, in care of:  Richard Byron Peddie, P.C., 2503 Walnut Street - Third Floor, Boulder, Colorado 80302.  Each request must set forth a good faith representation that, as of November 13, 2001, the person making the request was a beneficial owner of the Common Stock. The exhibits to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 may be obtained by any stockholder upon written request to Mr. Egan at the above address.  The Company's filings can also be found at http://www.sec.gov.

XVII. OTHER MATTERS

The Board of Directors knows of no matters other than those that are described in this Proxy Statement that may be brought before the meeting.  However, if any other matters are properly brought before the Annual Meeting, persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed return envelope.

Incorporated by Reference:

- SUMmedia.com, Inc. form 10-KSB as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2001.

By Order of the Board of Directors,

/s/ L. Evan Baergen
-------------------------
L. Evan Baergen
Chief Financial Officer

Dated:  November 5, 2001

EXHIBIT A
DEBT SETTLEMENT AGREEMENT

THIS AGREEMENT is dated for reference the 22nd day of June, 2001.

BETWEEN:

KING ESSENCE LIMITED, of Unit 801, 8/F Pacific House 20 Queen's Road, Hong Kong

(the "Creditor")

 OF THE FIRST PART AND: SUMMEDIA.COM INC., of 1200-1055 West Hasting Street, Vancouver, B.C. (the "Company") OF THE SECOND PART

WHEREAS:

A. The Company is indebted to the Creditor in the amount set out opposite the Creditor's name in Schedule "A" (the "Debt") (all rights, benefits and interests whereof in the said Debt having been novated by e-KONG Group Limited in favour of the Creditor);

B. The Creditor is willing to accept shares in the capital of the Company, subject to the terms and conditions hereinafter set forth, in settlement of some or all the Debt to the Creditor as set out in Schedule "A" (the "Shares"); and

C. The Company wishes to issue the Shares to the Creditor in satisfaction of the indebtedness, on the terms and conditions herein set forth and subject to all necessary regulatory requirements.

THE PARTIES to this Agreement mutually covenant and agree as follows:

SETTLEMENT OF DEBT

1. The Company confirms and acknowledges its indebtedness to the Creditor in the amount of the Debt and further confirms and acknowledges that the debt indicated is bona fide and justly due and owing to the Creditor.

2. The Creditor agrees to accept the Shares in full and final satisfaction some or all of the Debt at a price of $0.01 per share, or such minimum price per share as is mandated by law or regulation. (the "Shares")

SUBSCRIPTION FOR SHARES

3. From the date hereof, the Creditor at its sole option shall have the right to convert, from time to time, all or any portion of the Debt into shares at the price dictated by paragraph 2 above by delivering a subscription agreement in form as attached hereto as Schedule "B" (the "Subscription Agreement") to the Company indicating the amount of Debt to be so converted and the number of Shares to be issued. Any balance of the Debt remaining unconverted into shares after any such exercise of the option contained in this paragraph shall remain a valid and outstanding debt of the Company to the Creditor.

ISSUANCE OF SHARES

4. The issuance of the Shares provided for hereunder shall take place within ten business days following the receipt by the Company of any Subscription Agreement from the Creditor.

INCREASE IN AUTHORIZED CAPITAL

5. The Company agrees that it shall, as soon as possible after execution of this Agreement, do all things necessary to convene a meeting of shareholders of the Company for the purposes of increasing the authorized capital of the Company to 500,000,000 shares of common stock.

WARRANTIES AND DISCLAIMER

6. The Creditor acknowledges, represents and warrants that:

(a) no prospectus has been filed by the Company with any regulatory authority or stock exchange in connection with the issuance of the Shares;

(b) (i) no person has made any written or oral representations to the Creditor,

    (A) that any person will resell or repurchase the Shares,
    (B) that any person will refund the deemed purchase price of the Shares,
    (C) as to the future price or value of the Shares, or
    (D) that the Shares will be listed and posted for trading on any stock exchange or quotation system or that application has been made to list and post the
        Shares for trading on any stock exchange or quotation system other than the NASDAQ OTC Bulletin Board,

    (ii) the debt settlement offer was not made to the Creditor when it was in the United States and at the time the debt settlement offer was accepted, the Creditor was outside the United States,

    (iii) the Creditor has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if the Creditor is a corporation it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Agreement on behalf of the Creditor,

    (iv) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Creditor or of any agreement, written or oral, to which the Creditor may be a part or by which it is or may be bound,

    (v) this Agreement has been duly executed and delivered by the Creditor and constitutes a valid and binding agreement of the Creditor enforceable against the Creditor, and

7. The Company represents and warrants that:

    (i) the Company is a valid and subsisting corporation duly incorporated and in good standing under the laws of the jurisdiction in which it is incorporated,

    (ii) the Company will reserve or set aside sufficient shares in the treasury of the Company to issue to the Shares to the Creditor,

    (iii) the issuance and sale of the Shares by the Company does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Company is a party, an

    (iii) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and upon execution by the Company constitutes a valid obligation of the Company legally binding upon it and enforceable in accordance with its terms.

RESALE RESTRICTIONS

8. The Creditor acknowledges to the Company that the Shares are not, and will not be, registered under the United States Securities Act of 1933 (the "1933 Act") or any state securities law, and that therefore the Shares must be held indefinitely, unless and until subsequently registered under the 1933 Act or applicable state securities laws, or unless an exemption from registration is available, in which case the Creditor may still be limited with respect to the extent to which the Shares may be resold or transferred.

9. Piggyback Registration. If anytime after the date hereof the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Creditor) any of its Common Stock under the 1933 Act in connection with the public offering of such securities, the Company shall, at such time, promptly give the Creditor notice of such registration (a "Piggyback Registration Statement"). Upon the written request from the Creditor given by fax within ten (10) days after mailing of such notice by the Company, the Company shall cause to be included in such registration statement under the 1933 Act all of the Shares that have not previously been registered ("Piggyback Registration") to the extent such inclusion does not violate the registration rights of any other security holder of the company granted prior to the date hereof.

10. The Creditor further understands and agrees that the following restrictive legends shall be placed on all certificates representing the Shares:

(a) for the United States:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, OR (B) THIS CORPORATION RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THIS CORPORATION) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THIS CORPORATION OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION. NEITHER THE OFFERING OF THESE SECURITIES NOR ANY RELATED OFFERING MATERIALS HAVE BEEN REVIEWED OR PASSED UPON BY ANY UNITED STATES FEDERAL OR STATE REGULATORY AUTHORITY, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. MISCELLANEOUS

11. This Agreement contains the entire agreement between the parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Company or by anyone else.

12. The parties to this Agreement may amend this Agreement only in writing.

13. The parties will execute and deliver other documents, transfers, deeds, assurances and procedures necessary, in the opinion of counsel for the Company, for the purposes of giving effect to or perfecting the transactions contemplated by this Agreement.

34. This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

15. A party to this Agreement will give all notices to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to the address given above.

16. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado, USA..

17. This Agreement may be signed by the parties in counterparts and may be delivered by facsimile, each of which when delivered will be deemed to be an original and all of which together will constitute one instrument.

KING ESSENCE LIMITED by its authorized signatory: Authorized Signatory	) ) ) ) ) ) ) )

SUMMEDIA.COM INC. by its authorized signatory: Authorized Signatory	) ) ) ) ) ) ) )

Schedule "A"

Name of Creditor	Amount of Debt
King Essence Limited	US $ 2,750,087.96

BALLOT
ANNUAL MEETING OF SHAREHOLDERS
SUMMEDIA.COM INC.
DECEMBER 28, 2001

PROPOSAL #1

Election of the list of nominees listed below as Class III directors of the Company to serve for one-year terms expiring upon the annual meeting of shareholders in 2002, or until their respective successors have been duly elected and qualified.

 Eamon P.M. Egan    Lawton W. Bloom

     | _ | For all nominees listed (except as                                          | _ | Withhold authority to vote for all
        marked to the contrary below).                                                     director nominees.

To withhold authority to vote for any individual nominee or nominees, write the name of the nominee or nominees on the space provided below.
____________________________________________________________________

PROPOSAL #2

Ratification of the selection by the Board of Directors of PriceWaterhouseCoopers LLP as the Company's independent accountants for the Fiscal Year ending December 31, 2001.

| _ | For        | _ | Against       | _ | Abstain

PROPOSAL #3

Cancellation of the Company's 1999 Stock Option Plan.

| _ | For              | _ | Against       | _ | Abstain

PROPOSAL #4

An amendment to the Company's articles of incorporation, increasing the number of shares of common stock that the Company is authorized to issue to a total of 500,000,000 shares, such that Article III, Section 3.1 of the Company's articles of incorporation shall hereafter read, in its entirety, as follows:

 "ARTICLE III
 Capital Structure
  3.1 Aggregate Shares, Classes and Series.  The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is five hundred million (500,000,000) shares of stock designated "Common Stock", par value $0.01, and one-million (1,000,000) shares of stock designated "Preferred Stock", par value $0.01.
  All shares of any one series shall be alike in every particular.  In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and as to Preferred Stock, fix the preferences, rights and restrictions thereof.  Shares of Common Stock shall, in any case, have unlimited voting rights and unfettered rights to receive the net assets of the Corporation upon dissolution, regardless of series designations, which rights may nonetheless be shared with other classes of stock.  All series of Preferred Stock shall be alike except that there may be variations, as determined by the Board of Directors, as to:  (1), right of dividend; (2), terms, conditions, and price of redemption; (3), amounts payable upon either voluntary and/or involuntary liquidation; (4), sinking fund provisions, if any, for the call or redemption of the shares; (5), terms and conditions of conversion, if any; and (6), voting rights consistent with Colorado law.  Before issuing any shares of a class or series, the preferences, limitations and relative rights of which are determined by the Board of Directors, the Corporation shall deliver to the Colorado Secretary of State appropriate Articles of Amendment, as required by law."
 | _ | For              | _ | Against       | _ | Abstain

PROPOSAL #5

Approval of the Debt Settlement Agreement entered into on June 22, 2001, between the Company and shareholder eKONG Group Limited, and the consequent issuance of 275,008,796 common shares to eKONG Group Limited or its nominee.

| _ | For              | _ | Against       | _ | Abstain

SHAREHOLDER:

_________________________________________   _______________________
NAME                                                                            NUMBER OF SHARES

PROXY

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THE UNDERSIGNED hereby appoints and constitutes Richard Byron Peddie, Eamon P.M. Egan, L. Evan Baergen, and each of them, as his, her, or its true and lawful agents and proxies, with full power of substitution and revocation in each, to attend, represent and to vote the shares of common stock of the undersigned at the Annual Meeting of Shareholders of SUMmedia.com, Inc., to be held at the offices of Richard Byron Peddie, P.C., 2503 Walnut Street - Third Floor, Boulder, Colorado 80302,  on December 28, 2001, at 10:30 a.m., local time (Mountain Standard Time) and at any adjournment thereof, on all matters coming before said meeting.

Management recommends a vote FOR items 1, 2, 3, 4, 5 and 6, and SHARES WILL BE SO VOTED UNLESS YOU INDICATE OTHERWISE:

1. Approval of the following individuals to serve on the Board of Directors:

Eamon P.M. Egan       ____FOR       ____AGAINST               _____ABSTAIN

Lawton W. Bloom       ____FOR       ____AGAINST               _____ABSTAIN

2. Ratification of PriceWaterhouseCoopers LLP, CPA's as the Company's auditors for the fiscal year ended December 31, 2001:

                             FOR               AGAINST                   ABSTAIN
                              -----                 -----                      -----

3.  Cancellation of the Company's 1999 Stock Option Plan.

                             FOR               AGAINST                   ABSTAIN
                              -----                 -----                      -----

4.  Approval of amendment of the Company's articles of incorporation, increasing the number of authorized Common Shares to 500,000,000, such that Articles III, Section 3.1 of the articles of incorporation shall hereafter read as follows:

 "ARTICLE III
 Capital Structure
  3.1 Aggregate Shares, Classes and Series.  The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is five hundred million (500,000,000) shares of stock designated "Common Stock", par value $0.01, and one-million (1,000,000) shares of stock designated "Preferred Stock", par value $0.01.
  All shares of any one series shall be alike in every particular.  In establishing a series, the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and as to Preferred Stock, fix the preferences, rights and restrictions thereof.  Shares of Common Stock shall, in any case, have unlimited voting rights and unfettered rights to receive the net assets of the Corporation upon dissolution, regardless of series designations, which rights may nonetheless be shared with other classes of stock.  All series of Preferred Stock shall be alike except that there may be variations, as determined by the Board of Directors, as to:  (1), right of dividend; (2), terms, conditions, and price of redemption; (3), amounts payable upon either voluntary and/or involuntary liquidation; (4), sinking fund provisions, if any, for the call or redemption of the shares; (5), terms and conditions of conversion, if any; and (6), voting rights consistent with Colorado law.  Before issuing any shares of a class or series, the preferences, limitations and relative rights of which are determined by the Board of Directors, the Corporation shall deliver to the Colorado Secretary of State appropriate Articles of Amendment, as required by law."
                             FOR               AGAINST                   ABSTAIN
                              -----                 -----                      -----

5.  Approval of the Debt Settlement Agreement between the Company and shareholder e-Kong Group Limited, and the issuance of  275,008,796 shares of the Common Stock of the Company to e-Kong or its nominee in fulfillment of the Debt Settlement Agreement:

                             FOR               AGAINST                   ABSTAIN
                              -----                 -----                      -----

6. To consider and act upon any matters which may properly come before the Meeting or any adjournment thereof. The Board of Directors are not aware of  any business to come before the Meeting.

                              FOR               AGAINST                   ABSTAIN
                              -----                 -----                      -----

                          Dated:                                             , 2001.
                                 -------------------------------------------

                          ----------------------------------------------------------
                          (Signature of Shareholder)

This Proxy Must Be Signed Exactly As Your Name Appears On Your Stock Certificate. Executors, Administrators, Trustees, Etc., Should Give Full Title As Such. If The Signer Is A Corporation, Please Sign Full Corporate Name By Duly Authorized Officer.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THE FAILURE TO CHECK A BLOCK WILL BE TAKEN AS A VOTE FOR THE PROPOSITION.